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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CERULEAN COMPANIES INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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FOR IMMEDIATE RELEASE
Contact: Petra C. Walton, 404-842-8489

                  CERULEAN ANNOUNCES SETTLEMENT OF LITIGATION
                      CHALLENGING FOR-PROFIT CONVERSION OF
                     BLUE CROSS AND BLUE SHIELD OF GEORGIA


         ATLANTA, OCTOBER 6, 2000 -- Cerulean Companies, Inc. announced today the settlement of litigation pending in the Superior Court of Richmond County, Augusta, Georgia.

         The litigation asserted various claims, including that approximately 70,000 additional individuals should have received shares of Cerulean's Class A convertible common stock in 1996 in connection with the conversion of Blue Cross and Blue Shield of Georgia from a not-for-profit to a for-profit corporation. The settlement agreement provides for a $5 million payment, plus certain associated expenses, by WellPoint Health Networks Inc. at the closing of the merger transaction between WellPoint and Cerulean. The settlement payment will be distributed according to the terms of an order of the Superior Court of Richmond County after a fairness hearing, which is presently scheduled for November 2, 2000. The settlement is conditioned on the closing of the WellPoint-Cerulean merger, the terms of which are unaffected by the settlement.

         Addressing Cerulean's upcoming shareholder meeting to consider the merger, Hugh J. Stedman, Secretary and General Counsel of Cerulean, said, "To date the return rate of shareholder proxies has been excellent. Through yesterday, proxies for more than 86% of the outstanding shares had been received and 99+% of those shares were voted to approve the merger. I want to urge every shareholder to vote, however. Each shareholder can choose between cash and stock in the merger, regardless of how they vote, and this choice must be received by the time of the shareholders' meeting at 8:30 a.m. on October 10, 2000." Shareholders may also change their votes or elections by submitting a revised proxy any time before the meeting or at the meeting.

         Blue Cross and Blue Shield of Georgia, Inc., a subsidiary of Cerulean Companies, Inc. and a licensee of the Blue Cross and Blue Shield Association, is the state's oldest and largest health insurer, providing health benefits to more than 1.7 million Georgians.

         WellPoint Health Networks Inc. is one of the nation's largest publicly traded managed care companies and serves the needs of approximately 6.9 million medical members and nearly 27 million specialty members nationally through Blue Cross of California and UNICARE throughout other parts of the country.

         Certain statements contained in this press release may be forward-looking statements. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired businesses, business conditions and competition among managed care companies, rising health care costs, trends in medical loss ratios, health care reform and other regulatory issues, and the timing of receipt of regulatory, shareholder and other approvals.


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